EXHIBIT 1

                                    AGREEMENT

         The undersigned agree that the attached Schedule 13D relating to the Common Stock of NSS Bancorp (amending the Form F-11 previously filed with respect to the Common Stock of Norwalk Savings Society, the predecessor of NSS Bancorp) shall be filed on behalf of the undersigned.

Dated:  April 13, 1998

                                    BASSWOOD PARTNERS, L.P.

                                    By: Basswood Management, Inc.,
                                        its General Partner


                                    By:   /s/ Matthew Lindenbaum
                                    ----------------------------------
                                         Matthew Lindenbaum, President



                                       /s/ Matthew Lindenbaum
                                    ----------------------------------
                                          (Matthew Lindenbaum)



                                       /s/ Bennett Lindenbaum
                                    ----------------------------------
                                          (Bennett Lindenbaum)